Exhibit 99.1

First Data Reports Preliminary Fourth Quarter and Full Year 2018 Financial Results and Preliminary 2019 Full Year Guidance

NEW YORK, January 16, 2019 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, in connection with entering into a definitive merger agreement to combine with Fiserv, Inc. (Fiserv), today reported preliminary financial results for the fourth quarter and full year ended December 31, 2018 and preliminary full year 2019 guidance.

Preliminary fourth quarter and full year 2018 results:

First Data expects to report fourth quarter and full year 2018 consolidated revenue of approximately $2,399 million and $9,498 million, respectively. Consolidated revenue in 2018 was negatively impacted by the adoption of new accounting standards required under ASC 606, which impacted comparability relative to the prior period, resulting in fourth quarter and full year declines of 24% and 21%, respectively.

The company expects to report fourth quarter total segment revenue of approximately $2,185 million, up 5% on a reported constant currency basis(a), or up 6% on an organic constant currency basis(b). The company expects full year total segment revenue of $8,657 million, up 7% on a reported constant currency basis(a), or up 6% on an organic constant currency basis(b). The segment revenue metrics for the fourth quarter and the full year are adjusted to apply the New Reporting Standards(c) to both 2018 and 2017, providing comparability for the aforementioned year-over-year growth rates.

The company expects to report fourth quarter net income attributable to First Data diluted EPS of approximately $0.17, and adjusted earnings per diluted share of approximately $0.38. For the full year 2018, the company expects to report net income attributable to First Data diluted EPS of approximately $1.05, and adjusted earnings per diluted share of approximately $1.41.

The preliminary fourth quarter and full year 2018 figures provided in this press release are unaudited and subject to revision. Final results for the fourth quarter and year ended December 31, 2018, will be provided in a press release on or about February 7, 2019.

(a)

Reported constant currency growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period and (2) is adjusted to retrospectively apply the New Reporting Standards to the prior year period.

(b)

Organic constant currency growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply the New Reporting Standards to the prior year period.

(c)	See Form 8-K filed on April 16, 2018, for full description of the New Reporting Standards and their impact on 2017 results.

Preliminary full year 2019 guidance:

First Data expects to generate full year 2019 organic constant currency revenue growth(b) in the range of 5% to 6%. Additionally, the company expects to generate adjusted earnings per diluted share growth in the low double digits.

The company will provide final detailed guidance with our fourth quarter earnings press release on or about February 7, 2019. The preliminary 2019 guidance does not include any impact related to the transaction with Fiserv.

Agreement to combine with Fiserv

In a separate joint press release issued today, First Data announced that it will enter into a definitive merger agreement to combine with Fiserv in an all-stock transaction. The transaction will position the combined entity as a global leader in the payments and fintech industry. The press release is available in the “Investor Relations” section of www.firstdata.com.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The Company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year.

Contact

Peter Poillon	Andrea Duffy
Investor Relations	Public Relations
First Data	First Data
212-266-3565	212-515-0174
Peter.Poillon@firstdata.com	Andrea.Duffy@firstdata.com

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, adjusted EPS, and growth rates for these metrics compared to prior periods. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company’s operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

Forward-Looking Statements

The preliminary financial results for the fourth quarter and full year 2018 represent the most current information available to management and reflect estimates and assumptions. The company’s actual results may differ materially from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter and full year 2018 are finalized. The foregoing preliminary financial results have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved for any future period.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth.

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in First Data’s and Fiserv’s reports filed with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that may be instituted against First Data, Fiserv or their respective stockholders, shareholders or directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to First Data’s or Fiserv’s business; a delay in closing the merger; the ability to obtain approval by First Data stockholders and Fiserv shareholders on the expected terms and schedule; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the merger; business disruptions from the proposed merger that will harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; certain restrictions during the pendency of the merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the merger; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Data’s and Fiserv’s most recent reports on Form 10-K for the year ended December 31, 2017, and any material updates to these factors contained in any of First Data’s and Fiserv’s future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

First Data Corporation

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2018(a)	2017	% Change	Organic CC % Change(c)	2018(a)	2017	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,399	$3,150	(24)%		$9,498	$12,052	(21)%
Adjustments:
Non wholly owned entities(b)	(9)	(15)	(40)%		(23)	(64)	(64)%
Reimbursable items	(205)	(1,019)	(80)%		(818)	(3,923)	(79)%

Total Segment Revenues	$2,185	$2,116	3%	6%	$8,657	$8,065	7%	6%

(a)	All amounts shown for the three and twelve months ended December 31, 2018 are preliminary and unaudited
(b)

Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(c)

Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

First Data Corporation

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2018(a)	2017	% B/(W)(c)	2018(a)	2017	% B/(W)(c)
Reported FDC segment revenue	$2,185	$2,116	3%	$8,657	$8,065	7%
New revenue standard adjustments (ASC 606)	—	31		—	103
FDC segment revenue (comparable accounting)	2,185	2,147	2%	8,657	8,168	6%
Currency impact	61	—		80	—
FDC CC adjusted segment revenue	2,246	2,147	5%	8,737	8,168	7%
Acquisitions/Divestitures	—	(25)		—	104

Organic CC FDC segment revenue growth(b)	$2,246	$2,122	6%	$8,737	$8,272	6%

(a)	All amounts shown for the three and twelve months ended December 31, 2018 are preliminary and unaudited
(b)

Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

(c)	“B” means results in 2018 are better than results in 2017 “(W)” means results are worse.

First Data Corporation

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2018(a)	2017	% Change	2018(a)	2017	% Change
Net income attributable to First Data Corporation	$162	$948	(83)%	$1,005	$1,465	(31)%
Adjustments:
Stock-based compensation	56	62	(10)%	248	245	1%
Loss on debt extinguishment	150	8	NM	153	80	NM
Amortization of acquisition intangibles and deferred financing costs(b)	101	108	(6)%	413	403	2%
Other(c)	14	9	56%	(90)	127	NM
Discrete tax adjustment(d)	—	12	NM	—	11	NM
Income tax on above items and discrete tax items(e)(f)	(119)	(735)	(84)%	(375)	(911)	(59)%

Adjusted net income attributable to First Data Corporation	$364	$412	(12)%	$1,354	$1,420	(5)%

Net income attributable to First Data per share:
Basic	$0.17	$1.03	(83)%	$1.08	$1.60	(33)%
Diluted	$0.17	$1.00	(83)%	$1.05	$1.56	(33)%

Adjusted net income per share:
Basic	$0.39	$0.45	(13)%	$1.46	$1.55	(6)%
Diluted	$0.38	$0.44	(13)%	$1.41	$1.51	(6)%

Weighted-average common shares used to compute adjusted net income per share:
Basic	933	919	2%	929	916	1%
Diluted	961	945	2%	957	940	2%

NM represents not meaningful

(a)	All amounts shown for the three and twelve months ended December 31, 2018 are preliminary and unaudited
(b)

Represents amortization of intangibles established in connection with the 2007 merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners.

(c)	See “Other operating expense, net” and “Other income (expense)” in our unaudited consolidated statements of income in Part I of this form 10-Q.
(d)

Prior to January 1, 2018, we excluded the impact of all discrete tax items from Adjusted Net Income and Diluted Adjusted Net Income per Share. We will no longer exclude certain discrete items which were deemed to be recurring in nature. We retrospectively adjusted the prior period results presented in these unaudited consolidated financial statements.

(e)

We exclude from Adjusted net income certain discrete tax item, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, and tax reserves related to issues that arose before KKR acquired us within a quarter.

(f)

The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in millions)

Consolidated Revenue Growth to Total Segment Organic Revenue Growth

FY 2019 vs. FY 2018
Consolidated revenue (at reported rates)	~2.0 - 3.0%
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+Currency Impact
+Divestiture Impact
Memo: Total organic revenue growth (at constant currency)	~5.0 - 6.0%

Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

FY 2019 vs. FY 2018
Net income attributable to FDC per diluted share	Negative Low Single Digits(1)
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+Other(2)
Adjusted net income per diluted share	Low Double Digits

(1)	Impacted by the non-recurrence of a significant one-time tax benefit recorded in 2018.
(2)

Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items. Full year 2018 included a significant one-time tax benefit which is not expected to recur in 2019.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction between First Data and Fiserv. In connection with the proposed merger, Fiserv will file with the SEC a registration statement on Form S-4 that will include the joint proxy and consent solicitation statement of First Data and Fiserv and a prospectus of Fiserv, as well as other relevant documents regarding the proposed transaction. A definitive joint proxy/consent solicitation statement/prospectus will also be sent to First Data stockholders and Fiserv shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy and consent solicitation statement/prospectus, as well as other filings containing information about First Data and Fiserv, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Data by accessing First Data’s website at investor.firstdata.com or from Fiserv by accessing Fiserv’s website at investors.fiserv.com. Copies of the joint proxy and consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to First Data Investor Relations at Investor Relations, First Data, 5565 Glenridge Connector NE, Suite 2000, by calling 212-266-3565, or by sending an e-mail to peter.poillon@firstdata.com or to Fiserv Investor Relations at Investor Relations, Fiserv, 255 Fiserv Drive Brookfield, WI 53045, by calling 800-425-3478 or by sending an e-mail to investor.relations@fiserv.com.

First Data and Fiserv and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from First Data stockholders and Fiserv shareholders in respect of the transaction described in the joint proxy and consent solicitation statement/prospectus. Information regarding First Data’s directors and executive officers is contained in First Data’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 29, 2018, which are filed with the SEC. Information regarding Fiserv’s directors and executive officers is contained in Fiserv’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy and consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.